Exhibit 10.1

FORM OF SECURITIES PURCHASE AGREEMENT

February 16, 2011

REVEL AC, INC.

1301 Atlantic Avenue, Suite 200

Atlantic City, New Jersey 08401

Ladies and Gentlemen:

The undersigned (the “Purchaser”) hereby confirms its agreement with you as follows:

1. Introduction. This Securities Purchase Agreement (this “Securities Purchase Agreement”) is made as of the date set forth above by and among Revel AC, Inc., a Delaware corporation (the “Issuer”), its wholly owned subsidiary Revel AC, LLC, a Delaware limited liability company (“Revel AC”), and the Purchaser.

The Issuer has authorized the sale and issuance to certain purchasers of up to an aggregate of 152,200 units (the “Units”), with each Unit consisting of (i) $2,000 principal amount of 12% Second Lien Notes due 2018 of the Issuer (each a “Note” and, collectively, the “Notes”), and totaling $304,400,000 aggregate principal amount, and (ii) a warrant (in substantially the form attached as Exhibit A hereto) exercisable to purchase 1,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Issuer, with the warrants exercisable in the aggregate for 152,200,000 shares of Common Stock, subject to adjustment as provided therein (the “Warrants” and the shares for which the Warrants are exercisable, the “Warrant Shares”).

The Issuer’s obligations under the Notes and the Indenture (as defined below) will be fully and unconditionally guaranteed, jointly and severally (the “Guarantees” and, together with the Notes, the “Debt Securities” and, collectively with the Warrants and the Warrant Shares, the “Securities”), as provided in the Indenture, by the guarantors listed on Schedule I hereto (collectively, the “Guarantors”). The Debt Securities will be issued pursuant to an indenture (the “Indenture”), to be dated as of the Closing Date (as defined below), by and among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”). Pursuant to the terms of the Collateral Agreements (as defined in the Indenture), all of the Issuer’s and Guarantors’ obligations under the Debt Securities will be secured by Liens (as defined in the Indenture) on certain assets of the Issuer and the Guarantors (subject to prior ranking Liens in favor of the lenders under the Credit Agreement (as defined below) and other exceptions and limitations as set forth in the Indenture) (the “Collateral”).

The Notes and the Warrants comprising a Unit will not be separately transferable until the earlier of (i) the six-month anniversary of the Closing Date and (ii) the consummation of a Liquidity Event (as defined in the Indenture).

Holders of the Notes and Holders of Warrants (including in each case subsequent transferees) will have the registration rights set forth in (A) the registration rights agreement with respect to the Notes, the form of which is attached hereto as Exhibit B (the “Note Registration Rights Agreement”), among the Issuer, the Guarantors, the Purchaser and the Other Investors (as defined below) to be dated as of the Closing Date and (B) the registration rights agreement with respect to the Warrants (the “Warrant Registration Rights Agreement”), among the Issuer, the Purchaser and the Other Investors to be dated as of the Closing Date. Pursuant to the Note Registration Rights Agreement, (a) the Issuer and the Guarantors will agree, among other things, to file with the Securities and Exchange Commission (the “SEC”), under the circumstances set forth therein, (i) a registration statement under the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Securities Act” and, such registration statement, the “Exchange Offer Registration Statement”) to exchange the Notes and the related Guarantees for substantially identical notes and guarantees registered under the Securities Act (such notes, the “Exchange Notes” and, such guarantees, the “Exchange Guarantees” and, such exchange offer, the “Exchange Offer”), and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the “Note Shelf Registration Statement”) relating to the resale by certain holders of the Notes. In addition, pursuant to the Warrant Registration Rights Agreement, the Issuer will agree, among other things, to file with the SEC, under the circumstances set forth therein, a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale of the Warrant Shares.

On the Closing Date, concurrently with the consummation of the Offering (as defined below), the Issuer, through Revel AC, will acquire all of the membership interests of each of the other Guarantors (the “Acquired Guarantors”), who at such time will become indirect wholly owned subsidiaries of the Issuer (the “Purchase Transaction”). Upon the consummation of the Purchase Transaction, each of the Acquired Guarantors will execute a joinder to this Securities Purchase Agreement substantially in the form attached hereto as Exhibit C (the “Joinder Agreement”). In addition, on the Closing Date, the Issuer will enter into a First Lien Term Loan (the “Credit Agreement”), by and among the Issuer, the Guarantors, the lenders party thereto, and J.P. Morgan Securities LLC, as lead arranger and syndication agent, J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated, as joint bookrunning managers and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. The Purchase Transaction, together with the borrowing of the term loans under the Credit Agreement, are together referred to herein as the “Concurrent Transactions.”

This Securities Purchase Agreement, the Indenture, the Note Registration Rights Agreement, the Warrant Registration Rights Agreement, the Collateral Agreements, the Escrow Agreement (the “Escrow Agreement”), substantially in the form of Exhibit D hereto, dated as of the date hereof, by and between the Issuer and U.S. Bank National Association, as escrow agent (the “Escrow Agent”), the Services Agreement (the “Services Agreement”) to be dated as of the

Closing Date, by and between the Issuer and U.S. Bank National Association, as settlement agent, the Warrant Agreement (the “Warrant Agreement”) to be dated as of the Closing Date, by and among the Issuer and U.S. Bank National Association, as warrant agent (the “Warrant Agent”), and the Securityholders’ Agreement (the “Securityholders’ Agreement”), to be dated as of the Closing Date, by and among the Management Stockholder (as defined therein), the holders of the Warrants and the Issuer, are hereinafter sometimes referred to collectively as the “Operative Agreements” and, collectively with the Debt Securities, the Exchange Notes, the Exchange Guarantees and the Warrants, the “Transaction Documents,” and the transactions contemplated thereby are hereinafter sometimes referred to collectively as the “Transactions.”

2. The Offering of the Units.

(a) In connection with the Offering, certain other investors (the “Other Investors” and, together with the Purchaser, the “Purchasers”) are entering into securities purchase agreements (the “Other Agreements”) that reflect such Other Investors’ participation in the Offering at the same Purchase Price (as defined below) per Unit as is set forth herein.

(b) The Units (including the Debt Securities and the Warrants comprising the Units) will be offered and sold by the Issuer to the Purchasers (the “Offering”) pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes and Warrants (and any shares of Common Stock issued upon exercise of the Warrants) shall bear the legends set forth in the Indenture.

(c) The completion of the purchase and sale of the Units (the “Closing”) shall occur on or about February 17, 2011, or such later date as the Issuer shall notify the Purchaser; provided that such date shall not be later than the Outside Date (as defined herein) (the date on which the Closing occurs, the “Closing Date”). At the Closing, (i) each of the Units, the Warrants and the Notes shall be registered in the name of the Depository Trust Company (“DTC”) or its nominee, and be evidenced by global securities held on behalf of members or participants in DTC as nominees for the Purchaser of the Notes or the designee thereof; (ii) the Purchaser and the Issuer shall cause U.S. Bank National Association (the “Settlement Agent”) to settle the Units, the Warrants and the Notes issued through DTC by utilizing the Deposit/Withdrawal At Custodian (“DWAC”) system and (iii) the aggregate purchase price for the Units being purchased by the Purchaser and the Other Investors will be delivered to the Issuer by the Escrow Agent pursuant to the Escrow Agreement.

(d) The Closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, or at such other place upon which the Issuer and the Purchaser shall agree.

3. Covenants and Agreements of the Purchaser.

(a) The Issuer and the Purchaser agree that, at the Closing, the Purchaser shall purchase from the Issuer, and the Issuer shall issue and sell to the Purchaser, upon the terms and conditions set forth herein, the number of Units at the purchase price per Unit set forth on the Purchaser’s signature page attached hereto (the “Purchase Price”).

(b) The Purchaser acknowledges that the Notes and the Warrants comprising a Unit will not be separately transferable until the earlier of (i) the six-month anniversary of the Closing Date and (ii) the consummation of a Liquidity Event.

(c) The Purchaser acknowledges that (i) the Issuer has retained J.P. Morgan Securities LLC (the “Placement Agent”) to act as the Placement Agent for the Offering and (ii) the Offering is not being underwritten by the Placement Agent.

(d) The settlement of the Notes acquired by the Purchaser in connection with the Units it purchases shall be via delivery by crediting the account of the Purchaser’s designated DTC participant (as set forth by the Purchaser in Exhibit E hereto) with DTC through its DWAC system, whereby the Purchaser’s designated DTC participant shall initiate a DWAC transaction on or prior to the Closing Date using its DTC participant identification number.

THE PURCHASER AGREES THAT NO LATER THAN THE END OF THE BUSINESS DAY IMMEDIATELY PRIOR TO THE CLOSING DATE; PROVIDED THAT THIS SECURITIES PURCHASE AGREEMENT HAS BEEN EXECUTED BY ALL PARTIES HERETO OR THE PURCHASER HAS CONFIRMED THE AMOUNT TO BE TRANSFERRED WITH THE PLACEMENT AGENT, AND SUBJECT TO THE TERMS AND CONDITIONS HEREIN, THE PURCHASER SHALL REMIT OR CAUSE TO BE REMITTED BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE PURCHASER TO THE FOLLOWING ACCOUNT (THE “ESCROW ACCOUNT”):

U.S. Bank, NA
ABA:
BNF:
Beneficiary Account No.:
Beneficiary Account
Address:

OBI Account Name:
Ref Account Number:
Attention:

Such funds shall be held in escrow until the Closing and delivered by the Escrow Agent on behalf of the Purchaser to the Issuer upon the satisfaction of the conditions set forth in the Escrow Agreement.

(e) It is the Purchaser’s responsibility to (i) make or cause to be made the necessary wire transfer or confirm the proper account balance for its purchase of Units in a timely manner and (ii) arrange for settlement of the Notes by way of DWAC in a timely manner. If the Purchaser does not deliver or cause to be delivered the aggregate purchase price for the Units it has agreed to purchase in accordance with this Securities Purchase Agreement or does not make proper arrangements for settlement in a timely manner, the Purchaser may be excluded from the Offering altogether.

(f) Each sale of Units to the Purchaser and each Other Investor constitutes a separate sale and purchase. The Purchaser hereby acknowledges that the Issuer has the right to keep the identities of the Other Investors confidential and the Issuer is under no obligation under this Securities Purchase Agreement or otherwise to provide the identities or other information regarding the Other Investors to the Purchaser.

4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Issuer and the Guarantors as follows:

(a) Incorporation and Good Standing. The Purchaser is an entity duly organized or formed, as the case may be, and is validly existing and is in good standing under the laws of the jurisdiction in which it was organized or formed, as the case may be.

(b) Legal Power and Authority. The Purchaser has all the requisite power and authority to execute and deliver this Securities Purchase Agreement and each of the other Operative Agreements to which it will be a party and to perform its obligations hereunder and thereunder.

(c) Due Authorization. This Securities Purchase Agreement has been duly and validly authorized, executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except that the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer, preference or other similar laws now or hereafter in effect relating to, or affecting, creditors’ rights generally and (B) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought (together, the “Enforceability Exceptions”). Each of the other Operative Agreements to which the Purchaser will be a party, when executed and delivered by the Purchaser on the Closing Date and duly executed and delivered by the other parties thereto on the Closing Date, will constitute a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(d) No Consents or Approvals. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or any federal, state, local or other governmental or regulatory authority, agency or body, court or arbitrator (each, a “Governmental Authority”) or third party is necessary or required by or with respect to the Purchaser, for the performance by the Purchaser of its obligations under this Securities Purchase Agreement or the other Operative Agreements to which it will be a party, including in connection with the purchase of the Securities, or the consummation by the Purchaser of the transactions contemplated by this Securities Purchase Agreement or the other Operative Agreements to which it will be a party.

(e) No Conflicts. Neither the execution, delivery or performance of this Securities Purchase Agreement or the other Operative Agreements to which the Purchaser will be a party nor the consummation of the transactions contemplated by this Securities Purchase Agreement or the other Operative Agreements to which the Purchaser will be a party will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under or pursuant to (i) the Purchaser’s organizational documents, (ii) any bond, debenture, note, loan or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument (collectively, “Applicable Contracts”) to which the Purchaser is a party or by which it is bound, or (iii) any federal, state or local law, or any judgment, decree, rule, regulation, order, writ, determination, award or injunction (collectively, “Applicable Law”) binding upon or affecting the Purchaser or its affiliates.

(f) No Proceedings. There is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding pending or, to the Purchaser’s knowledge, threatened or contemplated against the Purchaser or any of its subsidiaries or affiliates by Governmental Authorities or threatened by others that would be reasonably likely, individually or in the aggregate, to restrain, enjoin, prevent, delay or interfere with the consummation of the Transactions.

(g) Investment.

(A) The Purchaser acknowledges that it has received the materials listed on Schedule II hereto (collectively, the “Offering Materials”) prior to the receipt of this Securities Purchase Agreement. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of and conduct such due diligence investigations of the Issuer and the Guarantors as the Purchaser determined to be necessary or advisable in connection with the Offering. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Purchaser has not relied on the Placement Agent or any person affiliated with the Placement Agent in connection with its investigation of the accuracy of the Offering Materials or such other information provided by the Issuer or in making the Purchaser’s investment decision. Other than as set forth in this Securities Purchase Agreement, none of the Issuer, the Guarantors, the Placement Agent nor any other person has made any representations or warranties with respect to the Issuer, the Guarantors or the Securities and the Purchaser is not relying upon any representations or warranties.

(B) No offer by the Purchaser to buy the Units will be accepted and no part of the Purchase Price will be delivered to the Issuer by the Escrow Agent until the Purchaser has received the Offering Materials and the Issuer has accepted such offer by countersigning a copy of this Securities Purchase Agreement, and any such offer by the Purchaser may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Issuer’s giving notice (orally, in writing or by electronic mail) to the Purchaser of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Purchaser has been delivered the Offering Materials and this Securities Purchase Agreement is accepted and countersigned by or on behalf of the Issuer.

(C) The Purchaser is acquiring Securities to be issued for its own account for investment purposes and not with a view toward, or for resale in connection with, the sale or distribution thereof within the meaning of the Securities Act that would be in violation of the Securities Act or any securities or “blue sky” laws of any state of the United States or other applicable law.

(D) The Purchaser has been advised by the Issuer, and understands and acknowledges, that (i) the Units, Notes and Warrants are being privately placed by the Issuer pursuant to an exemption from registration provided under Section 4(2) of the Securities Act and neither the offer nor sale of any Securities has been registered under the Securities Act or any state or foreign securities or “blue sky” laws; (ii) the Securities are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Issuer in a transaction not involving a public offering and that the Purchaser must continue to bear the economic risk of the investment in the Securities unless the offer and sale of the Securities is subsequently registered under the Securities Act and all applicable state or foreign securities or “blue sky” laws or an exemption from such registration is available; (iii) it is not anticipated that there will be any public market for the Securities in the foreseeable future; (iv) when and if the Securities may be disposed of without registration under the Securities Act in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such rule; (v) if the Rule 144 exemption is not available, any offer or sale of any Securities without registration will require the availability of another exemption under the Securities Act; (vi) exercise of the Warrants, unless registered, also will require the availability of another exemption under the Securities Act; (vii) ownership, exercise, transfer or other disposition of the Securities will be subject to the limitations and restrictions set forth in the Transaction Documents; (viii) a restrictive legend in the form described in the Offering Materials and the Transaction Documents shall be placed on the certificates representing the Securities; and (ix) a notation shall be made in the appropriate records of each of the Trustee, the Warrant Agent and the Issuer’s registrar and transfer agent (the “Transfer Agent”), indicating that the Securities are subject to limitations and restrictions on ownership, exercise, transfer or other disposition, and the Issuer, the Trustee, the Warrant Agent or the Transfer Agent, as the case may be, will not be required to accept for exercise or registration of transfer any Securities acquired by the Purchaser, except upon presentation of evidence, as provided in the Transaction Documents, satisfactory to the Issuer and, as applicable, the Trustee, the Warrant Agent or the Transfer Agent that all limitations and restrictions on ownership, exercise, transfer or other disposition of the Securities have been complied with. The Purchaser will only own, exercise, transfer or otherwise dispose of the Securities in accordance with the limitations and restrictions set forth in the Securities and the Transaction Documents.

(E) The Purchaser is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act and has such knowledge, skill and experience in business, financial and investment matters so that the Purchaser is capable of evaluating the merits, risks and consequences of an investment in the Securities and is able to bear the economic risk of such investment for an indefinite period of time, including the risk of losing all of such investment.

(F) None of the Purchaser, its affiliates nor any person acting on its or any of their behalf has engaged, or will engage, in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Securities. The Purchaser acknowledges that it has not purchased the Securities as a result of any such general solicitation or general advertising.

(G) The Purchaser understands that no Governmental Authority has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(I) Either (i) the Purchaser is not, and will not transfer any Securities to, an entity holding “plan assets” within the meaning of 29 C.F.R. 2510.3-101, of any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”), or any “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) the Purchaser’s purchase and holding of the Securities will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code (or any substantially similar applicable law).

5. Representations and Warranties of the Issuer and the Guarantors. The Issuer and Revel AC (and upon their execution of the Joinder Agreement, the Acquired Guarantors), jointly and severally, represent and warrant to the Purchaser that:

(a) Incorporation and Good Standing of the Issuer and the Guarantors. The Issuer and each of the Guarantors (i) is an entity duly organized or formed, as the case may be, and is validly existing and is in good standing under the laws of the jurisdiction in which it was organized or formed, as the case may be, and (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as presently conducted. The Issuer and each of the Guarantors is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership, leasing or operation of such properties or assets or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have any material adverse effect on the properties, business, operations or condition (financial or otherwise) of the Issuer and the Guarantors, taken as a whole, or on the ability of the Issuer and the Guarantors to consummate the transactions contemplated by this Securities Purchase Agreement (a “Material Adverse Effect”).

(b) Capitalization and Other Capital Stock Matters. All of the issued and outstanding shares of capital stock of the Issuer and all of the outstanding limited liability company interests of the Guarantors have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of, and are not subject to, any preemptive or similar rights. All of the outstanding limited liability company interests of Revel AC are, and upon the consummation of the Purchase Transaction on the Closing Date, all of the outstanding limited liability company interests of the Acquired Guarantors will be, owned, directly or indirectly, by the Issuer. Except as set forth in the Transaction Documents and the Other Agreements, on the Closing Date there will be no outstanding (A) options, warrants or other rights to purchase from the Issuer or the Guarantors, (B) agreements, contracts, arrangements or other obligations of the Issuer or the Guarantors to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Issuer or the Guarantors, as the case may be.

(c) Legal Power and Authority. Each of the Issuer and Revel AC has, and on the Closing Date each Acquired Guarantor will have, all necessary power and authority to execute, deliver and perform its respective obligations under the Transaction Documents to which they are a party and to consummate the transactions to be consummated by them under the Transaction Documents to which they are a party.

(d) Due Authorization. This Securities Purchase Agreement has been duly and validly authorized, executed and delivered by the Issuer and Revel AC and, upon execution by each of the Acquired Guarantors of the Joinder Agreement on the Closing Date, will be duly and validly authorized, executed and delivered by each of the Acquired Guarantors. This Securities Purchase Agreement constitutes a valid and binding obligation of the Issuer and Revel AC, and, upon execution by each of the Acquired Guarantors of the Joinder Agreement on the Closing Date, will constitute a valid and binding obligation of each of the Acquired Guarantors, in each case, enforceable against the Issuer and the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions. Each of the other Operative Agreements to which the Issuer and the Guarantors will be a party, when executed and delivered by the Issuer and the Guarantors party thereto on the Closing Date and duly executed and delivered by the other parties thereto on the Closing Date, will constitute a valid and binding obligation of the Issuer and the Guarantors party thereto, enforceable against the Issuer and the Guarantors party thereto in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(e) Warrants. The Warrants to be purchased by the Purchaser from the Issuer have been duly authorized for issuance and sale by the Issuer to the Purchaser and, when issued and delivered pursuant to this Securities Purchase Agreement against payment of the Purchase Price on the Closing Date, will be valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions. The Warrant Shares underlying the Warrants to be purchased by the Purchaser have been duly authorized for issuance by the Issuer and, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable. The Issuer has duly authorized the issuance of the Notes and the Warrants as Units. The issuance of the Warrants is not subject to the preemptive or other similar rights of any securityholder of the Issuer.

(f) Notes and Guarantees. The Notes to be purchased by the Purchaser from the Issuer have been duly authorized by the Issuer, and the Guarantees thereof by Revel AC have been duly authorized by Revel AC and, on the Closing Date the Guarantees thereof by the Acquired Guarantors will have been duly authorized by the Acquired Guarantors. When the Indenture has been duly executed by the Issuer and the Guarantors, and the Notes and the Guarantees have been duly executed, authenticated, issued and delivered by the Issuer and the Guarantors as provided in the Indenture (assuming due authentication of the Notes by the Trustee), and the Purchase Price has been paid as provided in this Securities Purchase Agreement, on the Closing Date, the Notes will constitute valid and binding obligations of the Issuer, and the Guarantees will constitute valid and binding obligations of the Guarantors, each entitled to the benefits of the Indenture and the Collateral Agreements, and enforceable against the Issuer and the Guarantors, respectively, in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(g) Exchange Notes and Exchange Guarantees. The Exchange Notes to be issued in exchange for the Notes being purchased by the Purchaser have been duly authorized by the Issuer, and the Exchange Guarantees thereof by Revel AC have been duly authorized by Revel AC and, on the Closing Date the Exchange Guarantees thereof by the Acquired Guarantors will have been duly authorized by the Acquired Guarantors. When duly executed, authenticated, issued and delivered as provided in the Indenture (assuming due authentication of the Exchange Notes by the Trustee) and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, the Exchange Notes will constitute valid and binding obligations of the Issuer, and such Exchange Guarantees will constitute valid and binding obligations of the Guarantors, each entitled to the benefits of the Indenture and the Collateral Agreements, and enforceable against the Issuer and the Guarantors, respectively, in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(h) No Integration. The Debt Securities and the Warrants will be, upon issuance, eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”) and no other securities of the Issuer are of the same class (within the meaning of Rule 144A) as the Debt Securities or the Warrants, as the case may be, and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system. No securities of the Issuer of the same class as the Debt Securities or the Warrants have been offered, issued or sold by the Issuer within the six-month period immediately prior to the date hereof.

(i) No Conflicts. Neither the execution, delivery or performance of the Transaction Documents by the Issuer or the Guarantors party thereto nor the consummation of the transactions contemplated by the Transaction Documents by the Issuer or the Guarantors party thereto will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise),or result in the imposition of a Lien on any assets of any of the Issuer or the Guarantors (except for Liens pursuant to the Credit Agreement and the Transaction Documents), under or pursuant to (i) the certificate of incorporation, bylaws or other organizational documents of the Issuer or the Guarantors, (ii) any Applicable Contract to which any of them is a party or by which any of them or their respective properties are bound or (iii) any Applicable Law binding upon or affecting the Issuer or the Guarantors, in the case of clauses (ii) and (iii) except for such conflicts, violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) No Consents or Approvals. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Authority or third party is necessary or required by or with respect to the Issuer or the Guarantors for the performance by the Issuer and the Guarantors of their respective obligations under the Transaction Documents, except (i) such as have been obtained on or prior to the Closing Date, (ii) post-closing notices to certain state regulatory bodies that the transactions contemplated by this Securities Purchase Agreement have been consummated, (iii) such approvals, registrations, notices and qualifications as may be required under the securities or “Blue Sky” laws of any state or jurisdiction or other laws applicable to the purchase of the Units outside the United States in connection with the Offering, (iv) those contemplated by the Collateral Agreements, (v) as disclosed in the Offering Materials or (vi) those with respect to which the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) Investment Company Act. As of the date hereof, neither the Issuer nor any of the Guarantors is, and after giving effect to the Offering and the use of proceeds therefrom, neither will be, individually or on a consolidated basis, an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended.

(l) Notes Collateral. The security interests and pledges created by the Collateral Agreements in the Collateral and securing the obligations under the Notes and the Guarantees on the Closing Date, excluding Excluded Assets (as defined in the Indenture), as of the Closing Date, are valid and perfected and are enforceable Liens on the right, title and interest of the Issuer and the Guarantors in the Collateral.

(m) No Registration Required Under the Securities Act or Qualification Under the Trust Indenture Act. Without limiting any provision herein, no registration under the Securities Act and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder is required for the sale of the Units to the Purchaser as contemplated by this Securities Purchase Agreement, assuming the accuracy of the Purchaser’s representations contained in this Securities Purchase Agreement.

6. Covenants of the Issuer and the Guarantors. The Issuer and Revel AC (and upon their execution of the Joinder Agreement, the Acquired Guarantors), jointly and severally, agree:

(a) Integration. Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that would be integrated with the sale of the Units in a manner that would require the registration under the Securities Act of the sale of the Units to the Purchasers.

(b) Stabilization or Manipulation. Not to take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Units or any other reference security, whether to facilitate the sale or resale of the Units or otherwise.

(c) DTC. To comply with the representation letter of the Issuer to DTC relating to the approval of the Debt Securities by DTC for “book-entry” transfer and pay all fees and expenses (including reasonable fees and expenses of counsel) of the Settlement Agent in connection with approval and settlement of the Debt Securities by DTC for “book-entry” transfer.

(d) Rule 144A Information. For so long as any of the Securities remain outstanding, during any period in which the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Securities in connection with any sale thereof and any prospective subsequent purchasers of such Securities from such owner, the information required by Rule 144A(d)(4) under the Securities Act.

(e) Additional Offering Materials. Not to, and not to authorize or permit any person acting on its behalf to, (i) solicit any offer to buy or offer to sell the Units pursuant to this Securities Purchase Agreement by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Rule 502(c) of the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, or (ii) engage in any directed selling efforts within the meaning of Rule 902c of the Securities Act, and all such persons will comply with the offering restrictions requirement of Regulation S under the Securities Act.

(f) Joinder Agreement. On the Closing Date, concurrently with the consummation of the Purchase Transaction, the Issuer will cause each of the Acquired Guarantors to execute and deliver the Joinder Agreement.

7. Closing Conditions.

(a) The obligations of the Purchaser under this Securities Purchase Agreement are subject to the satisfaction or waiver of each of the following conditions:

(i) Each of the Acquired Guarantors shall have executed and delivered the Joinder Agreement.

(ii) Each of the other Transaction Documents to which the Issuer and the Guarantors are a party shall have been executed and delivered by the Issuer and the Guarantors party thereto, and the Issuer shall have furnished the Purchaser with executed copies thereof.

(iii) The Concurrent Transactions shall have been consummated or shall be consummated substantially concurrently with the delivery of the Purchase Price.

(iv) The representations and warranties of the Issuer and Revel AC contained in this Securities Purchase Agreement shall be true and correct on the date hereof and on the Closing Date, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, and the representations and warranties of the Acquired Guarantors contained in this Securities Purchase Agreement and the Joinder Agreement shall be true and correct on the Closing Date, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect. On or prior to the Closing Date, the Issuer and the Guarantors shall have performed or complied in all material respects with their covenants and agreements contained in this Securities Purchase Agreement and required by this Securities Purchase Agreement to be performed or complied with by the Issuer and the Guarantors on or prior to the Closing Date.

(v) No action or proceeding shall have been instituted or threatened for the purpose or reasonably likely effect of enjoining or preventing the sale of the Securities contemplated by this Securities Purchase Agreement.

(b) The obligations of the Issuer and the Guarantors under this Securities Purchase Agreement are subject to the satisfaction or waiver of each of the following conditions:

(i) Each of the Transaction Documents to which the Purchaser is a party shall have been executed and delivered by the Purchaser, to the extent party thereto, and the Purchaser shall have furnished the Issuer with executed copies thereof.

(ii) The Concurrent Transactions and the transactions contemplated by the Other Agreements shall have been consummated or shall be consummated substantially concurrently with the delivery of the Purchase Price.

(iii) The representations and warranties of the Purchaser contained in this Securities Purchase Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date, and the Purchaser shall have performed and complied in all material respects with its covenants and agreements contained in this Securities Purchase Agreement and required by this Securities Purchase Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date.

(iv) No action or proceeding shall have been instituted or threatened for the purpose or reasonably likely effect of enjoining or preventing the sale of the Securities contemplated by this Securities Purchase Agreement.

(v) The Issuer and the Guarantors shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Securities contemplated by this Securities Purchase Agreement.

8. Termination. This Securities Purchase Agreement may be terminated prior to the Closing:

(a) by the mutual consent of the Purchaser and the Issuer,

(b) by the Issuer (i) upon the failure of the Purchaser to perform or comply in all material respects with any of its covenants or agreements contained in this Securities Purchase Agreement which are to be performed or complied with by the Purchaser on or prior to the Closing Date or (ii) if any representation or warranty of the Purchaser contained in this Securities Purchase Agreement shall not have been true and correct in all material respects as of the time at which such was made, or

(c) by the Purchaser (i) upon the failure of the Issuer and the Guarantors to perform or comply in all material respects with any of their covenants or agreements contained in this Securities Purchase Agreement which are to be performed or complied with by the Issuer and the Guarantors on or prior to the Closing Date, or (ii) if any representation or warranty of the Issuer and the Guarantors contained in this Securities Purchase Agreement shall not have been true and correct in all material respects as of the time at which such was made; or

(d) if the Closing has not occurred on or prior to February 28, 2011 (the “Outside Date”);

provided, however, such termination will be without prejudice to the rights and remedies available under law or equity to the parties hereto as a result of a breach of this Securities Purchase Agreement. The Issuer will instruct the Escrow Agent to return the aggregate Purchase Price paid or caused to be paid by the Purchaser promptly following, but not later than two business days after, any termination of this Securities Purchase Agreement pursuant to this Section 8 in accordance with the terms of the Escrow Agreement.

9. Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Securities Purchase Agreement or by the Placement Agent, all covenants, agreements, representations and warranties contained in this Securities Purchase Agreement will survive the execution of this Securities Purchase Agreement, the delivery to the Purchaser of the Units being purchased and the payment therefor.

10. Miscellaneous.

(a) Notices. All notices, requests, consents and other communications hereunder will be in writing, will be given by nationally recognized overnight express courier, by facsimile or by electronic mail, and will be deemed given (i) if given by nationally recognized overnight carrier, upon confirmed delivery thereof and (ii) if given by facsimile or electronic mail, upon electronic or other confirmation of receipt, and will be addressed as follows:

(i) if to the Issuer or the Guarantors:

c/o Revel AC, Inc.

1301 Atlantic Avenue, Suite 200

Atlantic City, New Jersey 08401

Attention: Kevin G. DeSanctis

Facsimile: (609) 568-9317

Email: kevin@revelentertainment.com

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Attention: Rodrigo A. Guerra, Jr., Esq.

Facsimile: (213) 621-5217

Email: rodrigo.guerra@skadden.com

(ii) if to the Purchaser, at its address set forth on the Purchaser’s signature page attached hereto, or at such other address or addresses as may have been furnished to the Issuer in writing in accordance with this Section 10(a).

(b) GOVERNING LAW. THIS SECURITIES PURCHASE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(B) OF THE NEW YORK CIVIL PRACTICE LAW AND RULES.

(c) Entire Agreement; Counterparts. This Securities Purchase Agreement constitutes the entire agreement of the parties to this Securities Purchase Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Securities Purchase Agreement may be executed in two or more counterparts (which may be by means of electronic mail or PDF), each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

(d) Headings. The headings of the various sections of this Securities Purchase Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Securities Purchase Agreement.

(e) Severability. In case any provision contained in this Securities Purchase Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

(f) Amendment. This Securities Purchase Agreement may not be modified or amended except pursuant to an instrument in writing signed by each party hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first written above.

PURCHASER

By:

Print Name:

Title:

Address:

Number of Units
to be purchased:

Purchase Price
per Unit: $1,950.00

ISSUER:

REVEL AC, INC.

By:
	Name:	Alan Greenstein
	Title:	Chief Financial Officer,
Treasurer and Secretary

GUARANTOR:

REVEL AC, LLC

By:
	Name:	Kevin DeSanctis
	Title:	Manager

Schedule I

Guarantors

Revel AC, LLC

Revel Atlantic City, LLC

Revel Entertainment Group, LLC

NB Acquisition, LLC

Schedule II

Offering Materials

The information included in the data room for the Offering, including, without limitation:

1.	Units, Warrants and Notes Term Sheet;

2.	Risk Factors;

3.	Description of Units, Notes, Warrants and Common Stock; and

4.	Revel Entertainment Confidential Information Memorandum.

Exhibit A

Form of Global Warrant Certificate

[See Attached]

[Exhibit A-1]

EXHIBIT A

FORM OF GLOBAL WARRANT CERTIFICATE

No. 1	Warrants
CUSIP No. [1]

REVEL AC, INC.

FORM OF GLOBAL WARRANT CERTIFICATE

This Global Warrant Certificate certifies that CEDE & CO., or its registered assigns, is the registered holder of 152,200 Warrants (as such amount may be increased or decreased as set forth in the Schedule of Exchanges of Interests of Global Warrants attached hereto), issued by Revel AC, Inc., a Delaware corporation (the “Company”), to purchase common stock, par value $0.0001 per share, of the Company (the “Common Stock” and, each such share issuable under this warrant, a “Warrant Share” and all such shares issuable under this warrant, the “Warrant Shares”). Each Warrant initially entitles the registered holder (the “Holder”) upon exercise at any time from 9:00 a.m., Eastern time, on the Business Day (as defined herein) immediately following the Exercise Time (as defined herein) until 5:00 p.m., Eastern time, on February 17, 2021 (the “Expiration Date”) to receive from the Company 1,000 Warrant Shares at an initial exercise price equal to $0.01 per Warrant Share (as adjusted from time to time as provided in Section 6, the “Exercise Price”), subject to the following terms and conditions.

No Warrant may be exercised after 5:00 p.m., Eastern time, on the Expiration Date, and to the extent not exercised prior to such time, the Warrants shall be automatically and mandatorily exercised on the Expiration Date as described herein.

Reference is hereby made to the further provisions of this Global Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

[1]	Note: The 144A Global Warrant Certificate (CUSIP 761352 111) will be for 150,200 Warrants and the AI Global Warrant Certificate (CUSIP 761352 129) will be for 2,000 Warrants.

This Global Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement (as defined herein).

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Global Warrant to be duly executed by its authorized officer as of February     , 2011.

REVEL AC, INC.

By:
Name:	Alan Greenstein
Title:	Chief Financial Officer, Treasurer and Secretary

Countersigned:

U.S. BANK NATIONAL ASSOCIATION as Warrant Agent

By:
Name:
Title:

Reverse of Global Warrant Certificate

THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF 152,200 UNITS, EACH OF WHICH CONSISTS OF $2,000 PRINCIPAL AMOUNT OF REVEL AC, INC.’S 12% SECOND LIEN NOTES DUE 2018 AND ONE WARRANT INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 1,000 SHARES OF COMMON STOCK, PAR VALUE $0.0001 PER SHARE, OF REVEL AC, INC. THE NOTES AND THE WARRANTS WILL NOT BE SEPARATELY TRANSFERABLE UNTIL THE EARLIER OF (I) THE SIX-MONTH ANNIVERSARY OF THE ISSUE DATE AND (II) A LIQUIDITY EVENT (AS DEFINED BELOW).

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK OR A NOMINEE OF DTC, WHICH MAY BE TREATED BY THE ISSUER AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT GOVERNING THE WARRANTS.

NEITHER THIS WARRANT (NOR ITS PREDECESSOR) NOR THE SHARES FOR WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR SOLD OTHER THAN (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) IN ACCORDANCE WITH AN EXEMPTION FROM THE

REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE SECURITYHOLDERS’ AGREEMENT (AS DEFINED BELOW). IN ADDITION, EXERCISES OF THIS WARRANT AND TRANSFERS OF THIS WARRANT AND THE SHARES FOR WHICH THIS WARRANT IS EXERCISABLE ARE SUBJECT TO THE REQUIREMENTS OF THE NEW JERSEY GAMING LAWS (AS DEFINED BELOW). BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS WARRANT OR THE SHARES FOR WHICH THIS WARRANT IS EXERCISABLE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THE WARRANTS EVIDENCED BY THIS CERTIFICATE AND THE SHARES FOR WHICH THIS WARRANT IS EXERCISABLE ARE ALSO SUBJECT TO A SECURITYHOLDERS’ AGREEMENT, DATED FEBRUARY 17, 2011, AS IT MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME (THE “SECURITYHOLDERS’ AGREEMENT”), WHICH CONTAINS PROVISIONS REGARDING (I) CERTAIN RESTRICTIONS ON THE TRANSFER, EXERCISE OR OWNERSHIP, AS APPLICABLE, OF SUCH SECURITIES AND (II) CERTAIN OTHER MATTERS. A COPY OF THE SECURITYHOLDERS’ AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OR EXERCISE OF THE WARRANTS EVIDENCED BY THIS CERTIFICATE OR ANY INTEREST THEREIN IN VIOLATION OF THE SECURITYHOLDERS’ AGREEMENT IS NULL AND VOID.

The Warrants evidenced by this Global Warrant Certificate (this “Global Warrant Certificate”) are part of a duly authorized issue of Warrants expiring at 5:00 p.m., Eastern Time, on the Expiration Date, entitling the holder on exercise to receive shares of Common Stock, as described in this Global Warrant Certificate, and are issued pursuant to a Warrant Agreement, dated as of February 17, 2011 (the “Warrant Agreement”), between the Company and U.S. Bank National Association, as Warrant Agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders. A copy of the Warrant Agreement may be obtained by the registered Holder or Holders of Warrants upon written request to the Company.

2. Definitions. In addition to the terms defined elsewhere in this Global Warrant Certificate, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Warrant Agreement.

3. Registration of Warrant. The Warrant Agent shall register the Warrants evidenced by this Global Warrant Certificate, upon records to be maintained by the Warrant Agent for that purpose (the “Warrant Register”), in the name of the registered Holder thereof. The Company and Warrant Agent may deem and treat the registered Holder of a Warrant as the absolute owner thereof (notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Warrant Agent) for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

4. Ownership and Transfer Restrictions.

(a) Notwithstanding any other provisions of this Global Warrant Certificate, Warrants may not be Transferred (as defined herein) to any Person or group or exercised, unless each of the following conditions is satisfied: (i) upon consummation of such Transfer or exercise, as applicable, such Person or group would not be in violation of the Ownership Limitations (as defined herein), (ii) neither the transferee nor any of its affiliates or related parties is a Competitor (as defined herein) of the Company and its subsidiaries in the Atlantic City market, (iii) such Transfer or exercise, as applicable, is to a person that is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) pursuant to an exemption from the registration requirements of the federal or state securities laws (or in a transaction not covered by these laws), and (iv) upon consummation of such transfer or exercise, as applicable, the Warrants and the shares of Common Stock would not be held or beneficially owned by 500 or more Persons or would otherwise require the Company to register the Warrants or shares of Common Stock pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless for purposes of this clause (iv) the Warrants and the shares of Common Stock are already then registered pursuant to the Exchange Act ((i), (ii), (iii) and (iv) collectively, the “Transfer Restrictions”).

No Person or group (other than a Permitted Holder) may hold or beneficially own (i) shares of Common Stock representing 5% or more of the actual outstanding shares of Common Stock unless such Person is an “institutional investor” which meets the qualifications for a “passive investor” under the New Jersey Casino Control Act and the regulations promulgated thereunder (collectively, the “New Jersey Gaming Laws”), in which case such limitation shall be 25% (provided that for this purpose, holding or beneficially owning Warrants shall not be considered beneficial ownership of the underlying shares of Common Stock unless and until such Warrants are exercised), or (ii) Warrants exercisable for 25% or more of the outstanding shares (on a fully diluted basis giving effect to exercise of all of the Warrants) of Common Stock ((i) and (ii), together, the “Ownership Limitations”). “Permitted Holder” means (i) members of Company management who own shares of Common Stock on the date hereof, and their affiliates and family members, and (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, members, managers, owners or Persons beneficially holding a controlling interest of which (or Persons which are the principal beneficiaries of which) consist of any one or more of the Persons referred to in the immediately preceding clause (i), and (iii) any group which consists exclusively of Persons referred to in the immediately preceding clause (i) or (ii).

Any attempted exercise or Transfer that is prohibited by this Section 3(a) shall be null and void and shall not be effective to exercise or Transfer any Warrant, unless such exercise or Transfer both (a) is approved by majority vote of the board of directors of the Company (the “Board”) and (b) is in compliance with the New Jersey Gaming Laws. The Company may institute legal proceedings to force rescission of a Transfer prohibited by this Section 3(a) and to seek any other remedy available to it at law, in equity or otherwise, including an injunction prohibiting any such Transfer.

(b) As used herein, the following terms have the following respective meanings:

“affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under, direct or indirect, common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 15% or more of the voting stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close.

“Competitor” means a person or its affiliate (other than a person that is a Competitor solely because it is an affiliate of the Issuer or the Guarantors or solely because it owns an equity interest in the Issuer or the Guarantors) that owns or controls, directly or indirectly, any equity interests in, or operates, or has entered into any agreement to own or control, directly or indirectly, any equity interests in, or to operate, a casino or a convention, trade show or exhibition facility (provided, that the foregoing shall not cause a person that holds a passive investment constituting, directly or indirectly, less than 15% of the equity interests of any entity owning or operating such casino, convention, trade show or exhibition facility to be a Competitor).

“Exercise/Transfer Certificate” means a certificate from the Holder to the Warrant Agent to the effect that such exercise or Transfer, as applicable, will not violate the Ownership Limitation or clauses (i) through (iii) of the Transfer Restrictions (including, if requested by the Company or the Warrant Agent, an opinion of counsel as to such Transfer’s compliance with the securities laws under clause (iii) of the Transfer Restrictions, provided that no such opinion shall be required for transfer between or among affiliated funds) and such additional certifications and/or opinion of counsel as to such exercise’s compliance with the securities laws).

“Transfer” means any direct or indirect sale, transfer, encumbrance, redemption, gift, pledge, hypothecation, assignment or other disposition of any interest (legal or beneficial), whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of law.

“Transfer Notice” means a written notice to the Warrant Agent, at least five and not more than 20 Business Days prior to completion of a Transfer, which notice states (i) the name, address, facsimile number and email address of the transferor and the transferee and (ii) the proposed date of completion of the proposed Transfer.

(c) Subject to Section 3(a) and Section 3(c), the Warrants evidenced by this Global Warrant Certificate may be Transferred upon written application to the Warrant Agent stating the name of the proposed transferee, accompanied by delivery of a properly completed and duly executed Exercise/Transfer Certificate, and otherwise complying with the terms of this Global Warrant Certificate, the Warrant Agreement and all applicable laws, including federal or state securities laws, the New Jersey Gaming Laws and rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authority with jurisdiction over such Transfer. No such Transfer shall be effected until, and such transferee shall succeed to the rights of the Holder only upon, final acceptance and registration of the Transfer by the Warrant Agent in the Warrant Register in accordance with this Global Warrant Certificate and the Warrant Agreement. Prior to due presentation for registration of Transfer, the Company, the Warrant Agent and any agent thereof may deem and treat the Person in whose name any Warrant is registered as the absolute owner thereof for all purposes (notwithstanding any notation of ownership or other writing hereon made by anyone), and the Company and the Warrant Agent shall not be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or an interest in any Warrant evidenced by this Global Warrant Certificate on the part of any other Person and shall not be liable for any registration of Transfer of such Warrant that is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of Transfer or with such knowledge of such facts that its participation therein amount to bad faith. When a Warrant evidenced by this Global Warrant Certificate is presented to the Warrant Agent with a request to register the Transfer thereof, the Warrant Agent shall register the Transfer as requested if the requirements of this Warrant are met. No service charge shall be made for any registration of Transfer of any Warrant evidenced by this Global Warrant Certificate, but the Warrant Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any registration of Transfer of such Warrant.

(d) The Board shall have the power to determine, in its sole and absolute discretion, all matters related to this Section 3, including matters necessary or desirable to administer or to determine compliance with this Section 3 and, absent manifest error, the determinations of the Board shall be final and binding on the Company and the Holder.

(e) The Warrants evidenced by this Global Warrant Certificate have been issued together with 12% Second Lien Notes due 2018 (the “Second Lien Notes”) of the Company in the form of “Units,” each Unit consisting of $2,000 principal amount of Second Lien Notes and one Warrant. Notwithstanding the foregoing Transfer Restrictions and procedures for Transfer of Warrants, the Notes and the Warrants will not be separately transferable until the earlier of (i) the six-month anniversary of the issue date of the Units (the “Issue Date”) and (ii) the consummation of a Liquidity Event (as defined below). Any transfer of Units must comply with both (i) the Transfer Restrictions and (ii) any transfer restrictions applicable to the Second Lien Notes.

(f) Notwithstanding any other provisions of this Global Warrant Certificate, the Holder shall be permitted to transfer a Warrant evidenced by this Global Warrant Certificate, in whole or in part, if it complies with the other provisions of this Global Warrant Certificate, including this Section 3. The Company may change the Warrant Agent without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Warrant Agent.

5. Exercise and Duration of Warrants.

(a) Duration. The Warrants evidenced by this Global Warrant Certificate shall be exercisable, subject to Sections 7 and 8 hereof, by the registered Holder thereof at any time and from time to time beginning at 9:00 a.m., Eastern time, on the Business Day immediately following the Exercise Time until 5:00 p.m., Eastern time, on the Expiration Date. At 5:00 p.m., Eastern time, on the Expiration Date, any portion of the Warrants evidenced by this Global Warrant Certificate not exercised prior thereto shall automatically, without further action by the Holder, be deemed exercised in full on a cashless basis, in which event each such Warrant will be compulsorily exchanged into the Cashless Consideration.

The “Exercise Time” means the earlier of:

(i) the third anniversary of the Opening Date (as defined in the Master Disbursement Agreement(as defined below)) (the “Opening Trigger Date”); and

(ii) the consummation of a Liquidity Event.

A “Liquidity Event” means:

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole (collectively, a “Sale”) to any Person or group, other than to the Company or any of its wholly-owned Subsidiaries,

(iii) the adoption by the stockholders of the Company of a plan or the filing by the Company of any petition relating to the bankruptcy, liquidation or dissolution of the Company,

(iv) the consummation of any transaction (including, without limitation, any merger or consolidation or otherwise), the result of which is that any Person or group becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of the Company, measured by voting power rather than number of shares (provided that the Warrant Shares shall not be considered to be outstanding voting stock or voting power unless and until such Warrants are actually exercised) (a “Change of Control Event”), other than beneficial ownership by a Person or group that is Permitted Holder;

(v) the direct or indirect sale, transfer, conveyance or other disposition by the members of Company management who own shares of Common Stock on the date hereof of beneficial ownership of 50% or more of the outstanding shares of Common Stock beneficially owned by them as of the Issue Date (plus any restricted shares of Common Stock owned by members of Company management who own shares of Common Stock on the date hereof will be held in escrow by the Company, and such shares will be subject to vesting that have vested as of the date a determination is being made with respect to this paragraph), other than to the Company or another Permitted Holder; or

(vi) a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act (other than on Form S-4, S-8 or their equivalents) covering the offer and sale of the Common Stock for the account of the Company to the public (a “Qualified IPO”).

“Disbursement Agreement” means the Master Disbursement Agreement, dated as of the Issue Date, among the Company, U.S. Bank National Association, as the Trustee and the Notes Collateral Agent. JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement and as Disbursement Agent, as amended, modified or otherwise supplemented from time to time in accordance with its terms.

(b) Mechanics of Exercise. Subject to Sections 7 and 8, a Holder may exercise a Warrant evidenced by this Global Warrant Certificate by delivering to the Warrant Agent (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly executed, (ii) a properly completed and duly executed Exercise/Transfer Certificate, and (iii) payment in full of the Exercise Price then in effect for each Warrant Share as to which a Warrant is exercised and any documentary, stamp or transfer tax, or other applicable tax or governmental charges ((i) through (iii), collectively, the “Exercise Delivery Documents”); provided, however, that in lieu of exercising such Warrant by payment of cash, the Holder may elect to exercise such Warrant on a cashless basis, in which event the Company shall deliver to the Holder the Cashless Consideration. If such Warrant is exercised on a cash basis, payment of the aggregate Exercise Price due shall be made by the Holder by check or wire transfer payable to the order of the Company. The date such items (other than the payment of cash in the case of a cashless exercise) are delivered to the Warrant Agent (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” On or before the tenth Business Day following the date on which the Warrant Agent has received all of the Exercise Delivery Documents (other than the payment of cash in the case of a cashless exercise) (the “Share Delivery Date”), the Warrant Agent shall (i) transfer promptly to, or upon the written order of, the Holder of such Warrant, appropriate evidence of ownership of any shares of Common Stock or other securities or property (including money) to which the Holder is entitled, registered or otherwise placed in such name or names as may be directed in writing by the Holder, and (ii) deliver such evidence of ownership and any other securities or property (including money) to the Person or Persons entitled to receive the same (together with an amount in cash in lieu of any fractional share of Common Stock, if applicable, as provided in Section 8).

Any Warrant evidenced by this Global Warrant Certificate which is exercised hereunder shall be deemed to have been exercised immediately prior to the open of business on the first Business Day following the Exercise Date, and the Person entitled to receive any shares of Common Stock or other securities or property deliverable upon such exercise shall, as between such Person and the Company, be deemed to be the Holder of such shares of Common Stock or other securities or property of record as of the open of business on such date and shall be entitled to receive any money, shares of Common Stock or other securities or property to which such Person would have been entitled had he been a record holder on such date.

6. Charges, Taxes and Expenses. Issuance and delivery of shares of Common Stock upon exercise of a Warrant evidenced by this Global Warrant Certificate shall be made without charge to the Holder for any incidental expense in respect of the issuance of such units; provided, however, that the Company and the Warrant Agent shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any Warrant Shares or Warrants. The Holder shall be responsible for all tax liability that may arise as a result of beneficially owning Warrants evidenced by this Global Warrant Certificate or receiving Warrant Shares upon exercise hereof.

7. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of a Warrant evidenced by this Global Warrant Certificate are subject to adjustment from time to time as set forth in this Section 6.

(a) Stock Dividends and Splits. If the Company, at any time while this Global Warrant Certificate and the Warrants evidenced hereby are outstanding, (i) declares a dividend on its outstanding Common Stock in Common Stock, (ii) subdivides outstanding Common Stock into a larger number of shares, or (iii) combines outstanding Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event; provided that in the case of an adjustment as a result of a dividend declaration, if such declared dividend is not paid, such adjustment will be reversed. In the event that any dividends of cash or other property are made on outstanding Common Stock during the period when the Warrants are outstanding but have not been exercised, the Company shall reserve a pro rata portion of such dividends for distribution, or otherwise make arrangements to pay a pro rata portion of such dividends, to Warrant holders upon exercise of the Warrants. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Global Warrant Certificate shall be increased or decreased proportionately, as applicable, so that after such adjustment the aggregate Exercise Price payable hereunder for the Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(b) Reclassification Event. If, at any time while this Global Warrant Certificate and the Warrants evidenced hereby are outstanding, the Company effects any recapitalization, reclassification, combination or exchange of shares of Common Stock or any reorganization, liquidation, consolidation or acquisition of the Company and its subsidiaries taken as a whole (whether through merger of the Company or a Sale), in which the Common Stock is converted into, exchanged for or purchased for a different number, type or amount of shares or other securities or assets or a Change of Control Event in which all or a portion of the Common Stock is acquired, in each case other than a Mandatory Exercise Event (as defined herein) (a “Reclassification Event”), then the Holders of Warrants shall have the right thereafter to receive, upon exercise of a Warrant evidenced by this Global Warrant Certificate (at such time as such Warrant is exercisable following the Opening Trigger Date or in connection with a subsequent Liquidity Event and subject to Sections 7 and 8), the same number or amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Reclassification Event if it had been, immediately prior to such Reclassification Event, the holder of the number of Warrant Shares then issuable upon exercise in full of such Warrant.

(c) Calculations. All calculations under this Section 6 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(d) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 6, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Global Warrant Certificate and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Global Warrant Certificate (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. The Company will promptly deliver a copy of each such certificate to the Warrant Agent.

8. Mandatory Exercise Upon a Mandatory Exercise Event. Upon the consummation of a Change of Control Event or a Sale, in each case which constitutes a Liquidity Event (each, a “Mandatory Exercise Event”), upon no less than ten days notice to the Holder by the Company, all Warrants evidenced by this Global Warrant Certificate shall automatically, without further action by the Holder, be deemed exercised in full on a cashless basis, in which event each such Warrant will be compulsorily exchanged into the kind and number or amount of shares of Common Stock or other securities or assets to which such Holder would have been entitled as a result of such Mandatory Exercise Event had such Warrant been exercised on a cashless basis in accordance with the calculation set forth in Section 9 for the underlying shares of Common Stock immediately prior to the consummation of such Mandatory Exercise Event.

For the avoidance of doubt, in the event of a Mandatory Exercise Event which is a Change of Control Event and in which less than 100% of the Common Stock is being acquired by the applicable acquiror, such consideration shall be deemed to consist of (i) shares of Common Stock and (ii) the shares, other securities, cash or other assets being paid by the applicable acquiror, in proportion to the percentage of the outstanding Common Stock being acquired by the applicable acquiror. For example, if the applicable acquiror is acquiring 60% of the outstanding Common Stock, a Holder would receive upon mandatory exercise (i) shares of Common Stock for 40% of the shares underlying such Holder’s Warrant and (ii) the shares, other securities, cash or other assets being paid by the applicable acquiror for 60% of the shares underlying such Holder’s Warrant.

9. Majority Exercise Events. Within 30 days prior to (i) the Opening Trigger Date or (ii) the anticipated consummation of a Liquidity Event that is not a Mandatory Exercise Event, as applicable (each, a “Majority Exercise Event”), the Company shall provide, or cause to be provided to the Holders or the representative thereof identified to the Company in accordance with the Securityholders’ Agreement (the “Holder Representative”) notice of such Majority Exercise Event. In the event that the Holder Representative notifies the Company at least ten days (or such shorter period as may be agreed to by the Company) prior to such Majority Exercise Event that the Holders desire to exercise a majority of the Warrants upon the occurrence of such Majority Exercise Event, then upon the occurrence of such Majority Exercise Event, all of the outstanding Warrants shall automatically, without further action by the Holder, be deemed exercised in full on a cashless basis, in which event each such Warrant will be compulsorily exchanged into the Cashless Consideration In the event that the Holder Representative does not notify the Company at least ten days (or such shorter period as may be agreed to by the Company) prior to such Majority Exercise Event that the Holders desire to exercise a majority of the Warrants upon the occurrence of such Majority Exercise Event, then the Warrants shall remain outstanding and unexercised and no Warrants shall be permitted to be exercised until the earlier to occur of (i) a Mandatory Exercise Event, in which case all Warrants shall be mandatorily exercised in accordance with Section 7 hereof, and (ii) ten days (or such shorter period as may be agreed to by the Company) after the date that the Holder Representative notifies the Company that the Holders desire to exercise a majority of the Warrants, in which case all of the Warrants shall be mandatorily exercised in accordance with the terms hereof on such tenth day following such notice (or such shorter period as may be agreed to by the Company).

10. Calculation of Consideration for Cashless Exercise. If, upon a cashless exercise of a Warrant, (i) the Holder thereof is entitled to receive securities or assets other than Common Stock, such Holder shall receive such number of securities and/or such amount of assets based on the fair market market value of such securities or assets, as determined in good faith by the Board, with appropriate and customary adjustments to deduct payment of the aggregate Exercise Price from the consideration to be received, or (ii) the Holder thereof is entitled to receive shares of Common Stock, the number of shares thereof shall be computed using the following formula:

X = Y x [(A – B) / A]

Where:

X =     the number of Warrant Shares to be issued to the Holder;

Y =     the number of Warrant Shares with respect to which the Warrant is exercisable;

A =     the Per Share Value of a share of Common Stock determined as of the Exercise Date; and

B =     the Exercise Price plus applicable taxes and other governmental charges.

The consideration received by a Holder pursuant to a cashless exercise, pursuant to the foregoing, is referred to herein as the “Cashless Consideration.”

11. Fractional Shares. No fractional shares of Common Stock or certificates representing fractional shares shall be issued upon exercise of the Warrants. If more than one such Warrant shall be surrendered for exercise at one time by the same Holder, the number of full Warrant Shares that shall be issuable upon exercise shall be computed on the basis of the aggregate number of Warrants so surrendered. If any fractional Warrant Share would be issuable upon the exercise of any Warrant, the Company shall, at its option, either (i) round the number of Warrant Shares up to the nearest whole number or (ii) make an adjustment and payment therefor in cash to the Holder of the Warrant at a price equal to the Per Share Value for a share of Common Stock on the Exercise Date multiplied by such fraction (computed to the nearest whole cent). “Per Share Value” with respect to any shares of Common Stock or any Warrants, means on any particular date (a) the last sale price per share of the Common Stock or the Warrants on such date on any registered national stock exchange or quotation system on which the Common Stock or the Warrants are then listed or quoted, or if there is no such price on such date, then the closing bid price or last sale price, as applicable, on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock or the Warrants are not listed or quoted on any registered national stock exchange or quotation system, the closing bid price or last sale price, as applicable, for a share of Common Stock or a Warrant in the over-the-counter market, as reported by the OTC Bulletin Board or by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock or the Warrants are not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the five (5) trading days preceding such date of determination, or (d) if the Common Stock or the Warrants are not then publicly traded the fair market value of a share of Common Stock or a Warrant as determined in good faith by the Board; provided, however, that all determinations of the Per Share Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

12. Warrant Holders Not Deemed Stockholders. Prior to the exercise of any Warrant, nothing contained in any Warrant shall be construed as conferring on the Holder of any Warrant any rights whatsoever as a stockholder of the Company, either at law or in equity, including the right to vote on or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders and shall not be entitled to receive any notice of any proceedings of the Company.

13. Gaming Redemption. The Company may require a Disqualified Holder (as defined herein) to dispose of its Warrants or Warrant Shares or the Company may redeem any Warrants or Warrant Shares held by a Disqualified Holder at a price equal to the lowest of (i) the Per Share Value of such Warrants or Warrant Shares, (ii) such other redemption price as required by applicable law or order of any gaming authority or (iii) to the extent required by the New Jersey Gaming Laws, the price that the Disqualified Holder paid for such shares or interests. “Disqualified Holder” means any holder or beneficial owner of shares of capital stock or other equity interests (including Warrants and Warrant Shares) of the Company: (A) whose holding of such shares or interests may result or, when taken together with the holding of shares or interests by any other holder or beneficial owner, may result, in the judgment of the Board, in (i) the disapproval, modification, or non-renewal of any contract or agreement that is regulated or required to be approved by any gaming authority to which the Company or any its affiliates is a party or is subject; or (ii) the failure to obtain or the loss or non-reinstatement of any license, permit or franchise from any gaming authority held by the Company or any of its affiliates to conduct any portion of the business of the Company or its affiliates; or (B) who is required to be licensed, qualified or found suitable under any applicable gaming law and who fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so (or such lesser period as required by the gaming authority), or is notified by a gaming authority that it will not be licensed, qualified or found suitable.

14. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreements prior to 5:00 p.m., Eastern time, on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreements on a day that is not a Business Day or later than 5:00 p.m.,

Eastern time, on any Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices or communications shall be as set forth in the Purchase Agreements.

15. Miscellaneous.

(a) Amendments and Waivers. The Company may, with the consent, in writing or at a meeting, of the Holders of the then outstanding Warrants exercisable for a majority or greater of the shares of Common Stock issuable under such Warrants at that time, amend in any way, by supplemental agreement or otherwise, this Global Warrant Certificate and/or all of the outstanding Warrants; provided, however, that (i) no such amendment by its express terms shall adversely affect any Holder differently than it affects all other Holders, unless such adversely affected Holder consents thereto, and (ii) no such amendment concerning the number of Warrant Shares or Exercise Price shall be made unless any Holder who will be affected by such amendment consents thereto. Notwithstanding the foregoing, the Company may, without the consent of the Holders, by supplemental agreement or otherwise, (i) make any changes or corrections in this Global Warrant Certificate that are required to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, (ii) add to the covenants and agreements of the Company for the benefit of the Holders (including, without limitation, reduce the Exercise Price, accelerate the Exercise Time or extend the Expiration Date), or surrender any rights or powers reserved to or conferred upon the Company in this Global Warrant Certificate, or (iii) add to this Global Warrant Certificate any legends, notations or endorsements required by any applicable securities laws or gaming or other regulations, including the New Jersey Gaming Laws and any requirements of The Depository Trust Company.

(b) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. THIS GLOBAL WARRANT CERTIFICATE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(B) OF THE NEW YORK CIVIL PRACTICE LAW AND RULES, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF NEW YORK. THE COMPANY, THE WARRANT AGENT AND THE HOLDERS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY, THE WARRANT AGENT OR ANY HOLDER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR

PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY, THE WARRANT AGENT AND THE HOLDERS HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c) The headings herein are for convenience only, do not constitute a part of this Global Warrant Certificate and shall not be deemed to limit or affect any of the provisions hereof.

(d) In case any one or more of the provisions of this Global Warrant Certificate shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Global Warrant Certificate shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Global Warrant Certificate.

Exhibit B

Form of Note Registration Rights Agreement

[See Attached]

[Exhibit B-1]

Exhibit C

Form of Joinder Agreement

REVEL AC, INC.

1301 Atlantic Avenue, Suite 200

Atlantic City, New Jersey 08401

Ladies and Gentlemen:

WHEREAS, Revel AC, Inc., a Delaware corporation (the “Issuer”), Revel AC, LLC, a Delaware limited liability company, and the Purchaser named therein (the “Purchaser”) have executed and delivered a Securities Purchase Agreement, dated February [—], 2011 (the “Securities Purchase Agreement”), providing for the issuance and sale of the Units (as defined therein); and

WHEREAS, the Issuer has agreed to cause, as a condition to the consummation of the offering of the Units, each Acquired Guarantor (as defined in the Securities Purchase Agreement), which was originally not a party thereto, to join in the Securities Purchase Agreement on the Closing Date.

NOW, THEREFORE, each of the undersigned hereby agrees for the benefit of the Purchaser, as follows:

1. Joinder. The undersigned hereby acknowledges that it has received and reviewed a copy of the Securities Purchase Agreement and all other documents it deems necessary to enter into this Joinder Agreement (this “Joinder Agreement”), and acknowledges and agrees to (i) join and become a party to the Securities Purchase Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgements applicable to an Acquired Guarantor or a Guarantor in the Securities Purchase Agreement as if made by, and with respect to, it; and (iii) perform all obligations and duties required of an Acquired Guarantor or a Guarantor and be entitled to all rights and privileges of an Acquired Guarantor or a Guarantor pursuant to the Securities Purchase Agreement.

2. Due Authorization. The undersigned, jointly and severally, represents and warrants to the Purchaser that this Joinder Agreement has been duly and validly authorized, executed and delivered by such Acquired Guarantor and constitutes a valid and binding obligation of such Acquired Guarantor, enforceable against such Acquired Guarantor, except that the enforcement thereof may be subject to the Enforceability Exceptions.

3. GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(B) OF THE NEW YORK CIVIL PRACTICE LAW AND RULES.

[Exhibit C-1]

4. Entire Agreement; Counterparts. This Joinder Agreement, together with the Securities Purchase Agreement, constitutes the entire agreement of the parties to this Joinder Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Joinder Agreement may be executed in two or more counterparts (which may be by means of electronic mail or PDF), each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

5. Headings. The headings of the various sections of this Joinder Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Joinder Agreement.

6. Severability. In case any provision contained in this Joinder Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

7. Amendment. This Joinder Agreement may not be modified or amended except pursuant to an instrument in writing signed by each party hereto and the parties to the Securities Purchase Agreement.

Capitalized terms used but not defined in this Joinder Agreement have the respective meanings set forth in the Securities Purchase Agreement.

[Signature Pages Follow]

[Exhibit C-2]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first written above.

ACQUIRED GUARANTORS:

REVEL ATLANTIC CITY, LLC

By:
Name:
Title:

REVEL ENTERTAINMENT GROUP, LLC

By:
Name:
Title:

NB ACQUISITION, LLC

By:
Name:
Title:

[Exhibit C-3]

Exhibit D

Form of Escrow Agreement

[See Attached]

[Exhibit D-1]

ESCROW AGREEMENT

Escrow Account No.: 145987000

Effective Date: February 16, 2011

Pursuant to this Escrow Agreement, dated February 16, 2011 (this “Agreement”), the Depositors identified on Schedule I (the “Depositors”) hereby establish an Escrow Account (the “Account”) with U.S. Bank National Association, a national banking association (“Agent”), to be maintained and administered in accordance with the following terms and conditions:

The funds described on Schedule I attached hereto and incorporated herein (the “Assets”) will be deposited in the Account upon delivery thereof to Agent in the manner and at the time(s) specified in the said Schedule I. Agent is hereby authorized and directed by Revel AC, Inc., a Delaware corporation (the “Issuer”), as its escrow agent, to hold, deal with and dispose of the Assets as provided in the Instructions set forth in Schedule II attached hereto and incorporated herein; subject, however, to the terms and conditions set forth in this Agreement, which in all events, shall govern and control over any contrary or inconsistent provisions contained in Schedules I or II attached hereto.

1. Agent’s Duties. Agent’s duties and responsibilities shall be limited to those expressly set forth in this Agreement, and Agent shall not be subject to, or obliged to recognize, any other agreement between the Issuer or any other persons even though reference thereto may be made herein; provided, however, this Agreement may be amended at any time or times by an instrument in writing signed by all the parties hereto. Agent shall not be subject to or obligated to recognize any notice, direction or instruction of any or all of the parties hereto or of any other person, except as expressly provided for and authorized in Schedule II and in performing any duties under the this Agreement, Agent shall not be liable to any party for consequential damages, (including, without limitation lost profits) losses, or expenses, except for gross negligence or willful misconduct on the part of Agent.

2. Court Orders or Process. If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, Agent will not be required to determine the controversy or to take any action regarding it. Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in Agent’s discretion, Agent may require, despite what may be set forth elsewhere in this Agreement. In such event, Agent will not be liable for interest or damage incurred by any party as a result of waiting for such determination or settlement. Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Account, the Assets or this Agreement, without determination by Agent of such court’s jurisdiction in matter. If any Assets are at any time attached, garnished, or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then in any such events Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it; and if Agent complies with any such order writ, judgment or decree, it shall not be liable to the Issuer or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

3. Agent’s Actions and Reliance. Agent shall not be personally liable for any act taken or omitted by it hereunder if taken or omitted by it in good faith and in the exercise of its own best judgment. Agent shall also be fully protected in relying upon any written notice, instruction, direction, certificate or document which in good faith it believes to be genuine.

4. [Reserved].

5. Agent Responsibility. Agent shall not be responsible or liable for the sufficiency or accuracy of the form, execution, validity or genuineness of documents, instruments or securities now or hereafter deposited in the Account, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein. Registered ownership of or other legal title to Assets deposited in the Account shall be maintained in the name of Agent, or its nominee, only if expressly provided in Schedule II. Agent may maintain qualifying Assets in a Federal Reserve Bank or in any registered clearing agency (including, without limitation, the Depository Trust Company) as Agent may select, and may register such deposited Assets in the name of Agent or its agent or nominee on the records of such Federal Reserve Bank or such registered clearing agency or a nominee of either. Agent shall not be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement or this Agreement.

6. Investments. The Account is a safekeeping escrow account, and no interest shall be paid by Agent on any money deposited or held therein. Agent is hereby directed to deposit the funds into the Account and said account shall remain uninvested until disbursed in accordance with Schedule II.

7. Notices/Directions to Agent. Notices and directions to Agent from the Issuer, or from other persons authorized to give such notices or directions as expressly set forth in Schedule II, shall be in writing and signed by an authorized representative as identified pursuant to Schedule II and in accordance with Section 10 hereof. Agent shall not be responsible or liable for the authenticity or accuracy of notices or directions properly given hereunder if the written form and execution thereof on its face purports to satisfy the requirements applicable thereto as set forth in Schedule II, as determined by Agent in good faith without additional confirmation or investigation.

8. Books and Records. Agent shall maintain books and records regarding its administration of the Account, and the deposit, investment, collections and disbursement or transfer of Assets, shall retain copies of all written notices and directions sent or received by it in the performance of its duties hereunder, and shall afford the Issuer reasonable access, during regular business hours, to review and make photocopies (at the Issuer’s cost) of the same.

2

9. Disputes Between the Issuer and Third Parties. In the event Agent is notified of any dispute, disagreement or legal action between the Issuer and any third parties, relating to or arising in connection with the Account, the Assets or the performance of Agent’s duties under this Agreement, Agent shall be authorized and entitled, subject to Section 2 hereof, to suspend further performance hereunder, to retain and hold the Assets then in the Account and take no further action with respect thereto until the matter has been fully resolved, as evidenced by written notification signed by the Issuer and any other parties to such dispute, disagreement or legal action.

10. Notices under this Agreement. All notices and other communications under this Agreement shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, facsimile, e-mail PDF or air courier guaranteeing overnight delivery to the address indicated below for the Issuer (or to such other address as the Issuer may have theretofore substituted therefor by written notification to Agent). For all purposes hereof any notice so mailed shall be as effectual as though served upon the Issuer to whom it was mailed at the time it is deposited in the United States mail by Agent whether or not such undersigned thereafter actually receives such notice. Whenever under the terms hereof the time for Agent’s giving a notice or performing an act falls upon a Saturday, Sunday, or holiday, such time shall be extended to the next business day.

11. Legal Counsel. If Agent believes it to be reasonably necessary to consult with counsel concerning any of its duties in connection with the account or this Agreement, or in case Agent becomes involved in litigation on account of being escrow agent hereunder or on account of having received property subject hereto, then in either case, its reasonable documented, out-of-pocket costs, expenses and attorney’s fees shall be paid by the Issuer upon receipt of a written request therefor and a reasonably detailed invoice thereof.

12. Agent Compensation. Agent shall be paid a fee for its services as set forth on Schedule III attached hereto and incorporated herein, which shall be subject to increase upon notice sent to the Issuer, and reimbursed for its reasonable costs and expenses incurred as set forth on Schedule III attached hereto. In the event that the conditions of this Agreement are not promptly fulfilled, or if Agent renders any service not provided for in this Agreement that has previously been approved in writing by the Issuer, or if the Issuer requests a substantial modification of its terms, or if any controversy arises, or if Agent is made a party to, or intervenes in, any litigation pertaining to this Agreement or its subject matter, Agent shall be reasonably compensated for such extraordinary services incurred as set forth on Schedule III attached hereto and reimbursed for all reasonable, documented out-of-pocket costs, attorney’s fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation and Agent shall have the right to retain all documents and/or other things of value at any time held by Agent under this Agreement until such compensation, fees, costs, and expenses are paid. The Issuer promises to pay these sums promptly upon receipt of written request therefor and a reasonably detailed invoice thereof from Agent. The Issuer and its

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successors and assigns agree jointly and severally to indemnify and hold Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Agent or incurred by Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

13. Agent Resignation. It is understood that Agent reserves the right to resign at any time by giving five business days written notice of its resignation, specifying the effective date thereof, to the Issuer. Within 45 days after receiving the aforesaid notice, the Issuer agrees to appoint a successor escrow agent to which Agent may transfer the Assets then held in the Account. If a successor escrow agent has not been appointed and has not accepted such appointment by the end of the 45-day period, Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent, and the reasonable, documented out-of-pocket costs, expenses and attorney’s fees which Agent incurs in connection with such a proceeding shall be paid by the Issuer.

14. Escrow Termination. If, as provided in Schedule II, this Agreement shall not have previously terminated, then it shall terminate on February 28, 2011, at which time the Assets then held in the Account shall be distributed as set forth in paragraph (a) of Schedule II and Exhibit A thereto.

15. Governing Law. This Agreement shall be construed, enforced, and administered in accordance with the laws of the State of Texas.

16. Automatic Succession. Any company into which Agent may be merged or with which it may be consolidated, or any company to whom Agent may transfer a substantial amount of its Escrow business, shall be the successor to Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding.

17. Disclosure: The Issuer hereby agrees not to use the name of U.S. BANK NATIONAL ASSOCIATION to imply an association with the transaction other than that of a legal escrow agent, settlement agent, warrant agent, trustee and second lien collateral agent.

18. Brokerage Confirmations: The Issuer acknowledges that to the extent regulations of the Comptroller of Currency or other applicable regulatory entity grant a right to receive brokerage confirmations of security transactions of the escrow, the parties waive receipt of such confirmations, to the extent permitted by law. Agent shall furnish a statement of security transactions on its regular monthly reports.

19. Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or PDF shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

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IN WITNESS WHEREOF, the undersigned have affixed their signatures and hereby adopt as part of this instrument Schedules I, II, and III, which are incorporated by reference.

REVEL AC, INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

Notices to the Issuer shall be sent to:

Revel AC, Inc.

c/o Revel Entertainment, LLC

1301 Atlantic Avenue, Suite 200

Atlantic City, New Jersey 08401

Attn: Kevin DeSanctis

(609) 568-9317 (fax)

Email: kevin@revelentertainment.com

Notices to Agent shall be sent to:

U. S. Bank National Association

Corporate Trust Services

5555 San Felipe, Suite 1150

Houston, Texas 77056

Attn: Steven Finklea

(713)235-9213 (fax)

Email: steven.finklea@usbank.com

SCHEDULE I

DEPOSITS:

To be wired to:

U.S. Bank N.A.
ABA#
BNF
Beneficiary Account Number:
Beneficiary Account Address:
OBI	Account Name
Ref	Account Number
Attn:

SCHEDULE II

INSTRUCTIONS OF THE ISSUER

(a) If Agent shall receive a notice from the Issuer, substantially in the form of Exhibit A hereto (an “Offering Termination Notice”) and the Assets shall not have been released previously pursuant to paragraph (b) or (c) of this Schedule II, Agent shall promptly send (i) first, to each Depositor the amount deposited by such Depositor and (ii) as instructed by the Issuer, to all Depositors, any remaining funds on a pro rata basis, in each case by wire transfer of immediately available funds. Agent shall promptly notify the Issuer of the distribution of such funds to the Purchasers.

(b) If Agent shall receive a notice from the Issuer, substantially in the form of Exhibit B hereto (a “Closing Notice”), designating the date on which the Units are to be sold to the Depositors thereof, Agent shall disburse the Assets in the manner specified by the Issuer in such Closing Notice.

(c) If at any time and from time to time prior to the release of the Assets pursuant to paragraph (a) or (b) of this Schedule II from escrow, the Issuer shall deliver to Agent a notice, substantially in the form of Exhibit C hereto (a “Depositor Termination Notice”), stating to the effect that any or all of the purchases of a Depositor have been rejected by the Issuer, Agent promptly after receipt of such Depositor Termination Notice shall return any Assets deposited by such Depositor to such Depositor in accordance with the wire instructions as set forth on Schedule I.

EXHIBIT A

FORM OF OFFERING TERMINATION NOTICE

                         , 2011

U. S. Bank National Association

Corporate Trust Services

5555 San Felipe, Suite 1150

Houston, Texas 77056

Attention: Steven Finklea

Ladies and Gentlemen:

Pursuant to Schedule II of the Escrow Agreement, dated as of February 16, 2011 (the “Escrow Agreement”), by and between Revel AC, Inc., a Delaware corporation (the “Company”), and you, the Company hereby notifies you of the termination of the offering of the Units and directs you to make payments to the Depositors as provided for in paragraph (a) of Schedule II of the Escrow Agreement.

Very truly yours,

REVEL AC, INC.

By:
Name:
Title:

EXHIBIT B

FORM OF CLOSING NOTICE

                         , 2011

U. S. Bank National Association

Corporate Trust Services

5555 San Felipe, Suite 1150

Houston, Texas 77056

Attention: Steven Finklea

Ladies and Gentlemen:

Pursuant to paragraph (b) of Schedule II of the Escrow Agreement, dated as of February 16, 2011 (the “Escrow Agreement”), by and between Revel AC, Inc., a Delaware corporation (the “Company”), and you, the Company certifies that the Company will, subject to and in accordance with the terms of the securities purchase agreements dated of even date herewith, sell and deliver the Units at a closing to be held on or about February 17, 2011 (the “Closing Date”).

Please accept these instructions as standing instructions for the closing to be held on the Closing Date. The Company certifies that it does not wish to have a call back regarding these instructions. The Company further certifies that their instructions may be electronically transmitted to you by facsimile or by PDF.

We hereby request that the aggregate amounts be paid on the Closing Date shall be as set forth in the flow of funds memorandum to be furnished to the Escrow Agent on behalf of the Company on or prior to the Closing Date.

These instructions may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Very truly yours,

REVEL AC, INC.

By:
Name:
Title:

EXHIBIT C

FORM OF DEPOSITOR TERMINATION NOTICE

                         , 2011

U. S. Bank National Association

Corporate Trust Services

5555 San Felipe, Suite 1150

Houston, Texas 77056

Attention: Steven Finklea

Ladies and Gentlemen:

Pursuant to paragraph (c) of Schedule II of the Escrow Agreement, dated as of February 16, 2011 (the “Escrow Agreement”), by and between Revel AC, Inc., a Delaware corporation (the “Company”), and you, the Company hereby notifies you that the following purchase(s) have been rejected:

Name of Depositor(s)	Aggregate Principal Amount of Units Rejected

The Company hereby instructs you to return any Assets deposited by such Depositor(s) listed above in accordance with the wire instructions as set forth on Schedule I to the Escrow Agreement and in accordance with Section 10 of the Escrow Agreement.

Very truly yours,

REVEL AC, INC.

By:
Name:
Title:

SCHEDULE III

Schedule of Fees for Services as

Escrow Agent

For

REVEL AC, INC.

Administrative Fees Billed Annually

01010

Acceptance Fee

The acceptance fee includes the administrative review of documents, initial set-up of the account, and other reasonably required services up to and including the closing. This is a one-time fee, payable at closing.

Waived

U.S. Bank Corporate Trust Services reserves the right to refer any or all escrow documents for legal review before execution. Legal fees (billed on an hourly basis) and expenses for this service will be billed to, and paid by, the customer. If appropriate and upon request by the customer, U.S. Bank Corporate Trust Services will provide advance estimates of these legal fees.

04460	Escrow Agent One-time administration fee for performance of the routine duties of the escrow agent associated with the management of the account. Administration fees are payable in advance.	$1,500.00

Reasonable, Documented Out of Pocket Expenses

Reimbursement of reasonable, documented out-of-pocket expenses associated with the performance of our duties, including but not limited to publications, legal expenses, default administration and travel expenses.

At Cost

Extraordinary Services

Extraordinary services are duties or responsibilities of an unusual nature, but not provided for in the Escrow Agreement or otherwise set forth in this schedule. A reasonable charge will be assessed based on the nature of the service and the responsibility involved. At our option, these charges will be billed at a flat fee or at our hourly rate then in effect.

Account approval is subject to review and qualification. Fees are subject to change at our discretion and upon written notice. Fees paid in advance will not be prorated. The fees set forth above and any subsequent modifications thereof are part of your agreement. Finalization of the transaction constitutes agreement to the above fee schedule, including agreement to any subsequent changes upon proper written notice. In the event your transaction is not finalized, any related reasonable documented, out-of-pocket expenses will be billed to you directly. Absent your written instructions to sweep or otherwise invest, all sums in your account will remain uninvested and no accrued interest or other compensation will be credited to the account. Payment of fees constitutes acceptance of the terms and conditions set forth.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT:

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.

For a non-individual person such as a business entity, a charity, a Trust or other legal entity we will ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

Dated:

Exhibit E

Form of Purchaser Questionnaire

REVEL AC, INC.

Units consisting of Second Lien Notes due 2018

and Warrants exercisable for Common Stock

PURCHASER QUESTIONNAIRE

NAME OF PURCHASER:

ADDRESS OF PURCHASER:
Attention:

TELEPHONE NUMBER:
EMAIL:
FAX NUMBER:

NOMINEE (Name in which the Units are to be registered, if different than name of Purchaser):

TAX I.D. NUMBER:
(If acquired in the name of a nominee, the taxpayer I.D. number of such nominee should be provided)

NAME OF DTC PARTICIPANT
(Broker-dealer at which the account or accounts to be credited with the Units are maintained):

DTC PARTICIPANT NUMBER:

NAME OF ACCOUNT AT DTC PARTICIPANT BEING CREDITED WITH THE UNITS:

ACCOUNT NUMBER AT DTC PARTICIPANT BEING CREDITED WITH THE UNITS:

PERSON TO RECEIVE COPIES OF TRANSACTION DOCUMENTS

NAME:

TELEPHONE NUMBER:

EMAIL:

OPERATIONS CONTACTS

PRIMARY:

TELEPHONE NUMBER:

EMAIL:

SECONDARY:

TELEPHONE NUMBER:

EMAIL:

PURCHASER’S WIRE INSTRUCTIONS:
(to be utilized if necessary in the event of a return of Purchaser’s aggregate Purchase Price)

NAME OF BANK:

ABA:

ACCOUNT NAME:

ACCOUNT NUMBER:

REFERENCE/ATTENTION:

MAIL PAYMENT NOTICES
(if different than mailing address):

Attention:

TELEPHONE NUMBER:

FAX NUMBER:

NUMBER OF UNITS TO BE PURCHASED BY YOU: